Exhibit 99.1

Willis Group Reports Strong Fourth Quarter and Full Year 2006 Results

   Seven Percent Reported Growth in Commissions and Fees in 2006 up
                       from Zero Percent in 2005

    Eight Percent Organic Growth in Commissions and Fees in 2006 up
                       from Five Percent in 2005

    Operating (and Adjusted) Margin of 22.7 Percent in 2006 up from
   19.9 Percent Operating Margin and 21.2 Percent Adjusted Operating
                            Margin in 2005

    NEW YORK--(BUSINESS WIRE)--Feb. 7, 2007--Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, today reported results for the quarter and year ended December 31, 2006.

    Separately, the Board of Directors today approved a 6.4 percent increase in the regular quarterly cash dividend on the Company's common stock to USD 0.25 per share, an annual rate of USD 1.00 per share. The dividend is payable on April 16, 2007 to shareholders of record on March 31, 2007.

    Commenting on today's results, Joe Plumeri, Chairman and Chief Executive Officer, said, "Our results for 2006 were just what we said they would be: our organic revenue growth was strong, our operating margin expanded and our salaries and benefits to revenues decreased. In addition, earnings per share grew more than 18 percent for the year (excluding certain adjustments). We remain committed to executing the Shaping Our Future strategy because this focus has already served us well."

    Throughout 2006, the Company's Shaping Our Future strategy has progressed in line with expectations. Willis has made significant progress in targeted growth areas including Employee Benefits, Energy, Construction and Financial Institutions. The Company continues to benefit from its focus on the Client Advocacy program, client profitability, remodeling the London platform, the rollout of the Willis Client Service Platform and the International efficiency review. In addition, reorganization within Global Operations, Willis UK and International, as well as in the US, is strengthening our structure and framework enabling the Company to drive forward.

    Fourth Quarter 2006 Financial Results

    Reported net income for the quarter ended December 31, 2006 was USD 148 million, or USD 0.94 per diluted share, compared with net income of USD 55 million, or USD 0.35 per diluted share, a year ago.

    Excluding certain items, which are reviewed in detail in this release, adjusted net income was USD 157 million, or USD 1.00 per diluted share, compared with reported (and adjusted) net income of USD 55 million, or USD 0.35 per diluted share, for the same period last year. Fourth quarter 2006 adjusted net income benefited from a USD 71 million tax credit (equivalent to USD 0.45 per diluted share) primarily relating to the resolution of certain prior year tax matters. Net of the above, diluted earnings per share for the fourth quarter 2006 were USD 0.55 compared to USD 0.35 in the comparable period last year.

    Total reported revenues for the quarter ended December 31, 2006 were USD 621 million, compared with USD 562 million for the same period last year, an increase of 10 percent. The effect of foreign currency translation increased reported revenues by 3 percent.

    Organic growth in commissions and fees, which excludes market remuneration, was 7 percent in the fourth quarter 2006. Each business unit contributed to overall organic growth in commissions and fees in the quarter with Global at 9 percent, North America at 4 percent and International at 9 percent.

    Reported operating margin was 21.3 percent for the quarter ended December 31, 2006. Excluding Shaping Our Future expenditures of USD 17 million and a small gain on disposal of operations, adjusted operating margin was 23.5 percent for the fourth quarter of 2006 compared with
17.6 percent for the same period last year.

    The quarterly phasing of incentive compensation positively impacted the year over year comparison of the fourth quarter 2006 operating margin by approximately 4 percentage points compared to the fourth quarter 2005. Excluding this and the reduction of market remuneration, adjusted operating margin improved by approximately 3 percentage points.

    Salaries and benefits expenses as reported were USD 375 million, or 60.4 percent of total revenues, in the fourth quarter 2006; excluding Shaping Our Future expenses, they were USD 362 million, or
58.3 percent of total revenues. This compares favorably with USD 356 million, or 63.3 percent of total revenues, in the fourth quarter 2005.

    Other operating expenses as reported were USD 103 million, or 16.6 percent of total revenues, in the fourth quarter of 2006; excluding Shaping Our Future expenses, they were USD 96 million or 15.5 percent of total revenues. This compares favorably with USD 93 million, or
16.5 percent of revenues, in the fourth quarter 2005.

    Full Year 2006 Financial Results

    Net income for the year ended December 31, 2006 was USD 449 million, or USD 2.84 per diluted share, compared with a reported net income of USD 281 million, or USD 1.72 per diluted share, a year ago. The results for the year ended December 31, 2006 were significantly affected by the gain on the sale of the Company's London headquarters, spending on Shaping Our Future initiatives and, for the year ended December 31, 2005, by regulatory settlements and related expenses, severance costs, other provisions and net gain on the disposal of operations.

    Excluding these items, which are reviewed in detail in this release, adjusted net income was USD 426 million, or USD 2.70 per diluted share, compared with adjusted net income of USD 309 million, or USD 1.90 per diluted share, for the same period last year. Full year 2006 adjusted net income benefited from the USD 71 million tax credit (equivalent to USD 0.45 per diluted share) primarily relating to the resolution of certain prior year tax matters. Net of the above, diluted earnings per share for the full year 2006 were USD 2.25, an increase of 18 percent compared to USD 1.90 last year.

    Total reported revenues for the year ended December 31, 2006 were USD 2,428 million compared with USD 2,267 million for the same period last year, an increase of 7 percent. The effect of foreign currency translation and net acquisitions of operations had no effect on reported revenues. Organic growth in commissions and fees, which excludes market remuneration, was 8 percent for the year ended December 31, 2006.

    Reported operating margin was 22.7 percent for the year ended December 31, 2006. Excluding the gain on the sale of the Company's London headquarters and Shaping Our Future initiative expenses, adjusted operating margin was also 22.7 percent for the full year 2006. This compares with a reported operating margin of 19.9 percent and an adjusted operating margin of 21.2 percent for the same period last year. Excluding the reduction in market remuneration, adjusted operating margin improved by approximately 2 percentage points.

    The full year's effective underlying tax rate in 2006 was 30.5 percent, excluding the tax effects of the gain on sale of the Company's London headquarters, net loss on disposals, share-based compensation and the USD 71 million tax credit recognized in the fourth quarter.

    Shaping Our Future Initiative Expenses

    In the fourth quarter 2006 the Company recognized USD 17 million of Shaping Our Future initiative expenses, which primarily related to severance costs. For the second half of 2006, the Company recognized USD 101 million relating to these initiatives.

    The current estimated annualized benefit of these initiatives is approximately USD 65 million pre tax by 2009, a USD 5 million increase over the previous estimate, the majority of which will be direct cost savings. These initiatives have created efficiencies that led to the identification and elimination of nearly 500 positions - up from the 400 positions previously announced in the third quarter. Net of the incremental costs of the new buildings in London and New York, the annualized net benefit is anticipated to be approximately USD 20 million in 2007, USD 30 million by 2008 and USD 45 million by 2009. The Company expects these benefits to contribute significantly to its 2010 financial targets.

    Capital Management

    In the fourth quarter 2006, the Company continued to buy back shares under its existing USD 1 billion authorization. For the full year 2006, the Company purchased 5.4 million shares for USD 211 million.

    During the year ended December 31, 2006, the Company completed 8 acquisitions with annual revenues of approximately USD 30 million. In addition, the Company purchased a further 5 percent of Gras Savoye & Cie for approximately USD 25 million, increasing its ownership to 38 percent. Cash and cash equivalents totaled USD 288 million as at December 31, 2006.

    At December 31, 2006, total debt was USD 800 million and total stockholders' equity was approximately USD 1.5 billion. The capitalization ratio (total debt to total debt and stockholders' equity) was 35 percent at December 31, 2006.

    Outlook

    For the full year 2007, Willis expects to continue to grow organic revenue and expand adjusted operating margin modestly.

    The Company expects to deliver breakout financial performance in the next few years. Specifically, by the full year 2010, the Company has set financial targets of salaries and benefits expense as a percentage of total revenues to be below 54 percent, adjusted operating margin of 28 percent or better and industry leading organic revenue growth.

    "As we continue to execute on the Shaping Our Future strategy, we are positioning ourselves for success in the next chapter," Mr.
Plumeri concluded. "We are well on our way to meeting our 2010 financial goals for continued profitable growth."

    Conference Call and Web Cast

    A conference call to discuss fourth quarter 2006 results will be held February 8, 2007 at 8:00 a.m. Eastern Time. To participate in the live teleconference, please dial (888) 373-3590 (Domestic) +1 (210) 234-0000 (International) with a passcode of "Willis." The live audio web cast (which will be listen-only) may be accessed at www.willis.com. This call will be available by replay starting at approximately 10:00 a.m., Eastern Time, and ending February 22, 2007 at 5:00 p.m. Eastern Time, by calling (800) 224-1285 (domestic) or +1
(402) 220-3691 (international) with no passcode, or by accessing the website.

    Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. Including our Associates, we have over 300 offices in some 100 countries, with a global team of approximately 16,000 employees serving clients in some 190 countries. Additional information on Willis may be found on its web site www.willis.com.

    This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results are contained in the Company's filings with the Securities and Exchange Commission.

    This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present such non-GAAP supplemental financial information as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's condensed consolidated statements of operations for the three months and year ended December 31, 2006.

    NOTE: All figures are in USD unless otherwise stated.

                    WILLIS GROUP HOLDINGS LIMITED
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in millions, except per share data)
                             (unaudited)

                                  Three months ended    Year ended
                                     December 31,       December 31,
                                  ------------------ -----------------
                                             2005              2005
                                              As                As
                                            adjusted          adjusted
                                     2006   (Note 2)   2006   (Note 2)
                                  -------- --------- ------- ---------
Revenues
Commissions and fees                  598       544   2,341     2,194
Investment income                      23        18      87        73
                                  -------- --------- ------- ---------
  Total Revenues                      621       562   2,428     2,267
                                  -------- --------- ------- ---------
Expenses
Salaries and benefits (after
 charging share-based
 compensation 3, 5, 18 and 18)        375       356   1,457     1,384
Other operating expenses              103        93     454       405
Regulatory settlements                  -         -       -        51
Depreciation expense and
 amortization of intangible
 assets                                17        14      63        54
Gain on disposal of London
 headquarters                          (3)        -    (102)        -
Net (gain)/loss on disposal of
 operations                            (3)        -       4       (78)
                                  -------- --------- ------- ---------
  Total Expenses                      489       463   1,876     1,816
                                  -------- --------- ------- ---------
Operating Income                      132        99     552       451
Interest expense, net                  11         9      38        30
                                  -------- --------- ------- ---------
Income before Income Taxes,
 Interest in (Losses)/Earnings of
 Associates and Minority Interest     121        90     514       421
Income taxes                          (38)       28      63       143
                                  -------- --------- ------- ---------
Income before Interest in
 (Losses)/Earnings of Associates
 and Minority Interest                159        62     451       278
Interest in (losses)/earnings of
 associates, net of tax                (4)       (3)     16        14
Minority interest, net of tax          (7)       (4)    (18)      (11)
                                  -------- --------- ------- ---------
Net Income                            148        55     449       281
                                  ======== ========= ======= =========

Earnings per Share
 - Basic                             0.95      0.35    2.86      1.75
 - Diluted                           0.94      0.35    2.84      1.72
                                  ======== ========= ======= =========

Average Number of Shares
 Outstanding
 - Basic                              155       157     157       161
 - Diluted                            157       159     158       163
                                  ======== ========= ======= =========

                    WILLIS GROUP HOLDINGS LIMITED
                 SUPPLEMENTAL FINANCIAL INFORMATION
                      (in millions) (unaudited)

    1. Definitions of Non-GAAP Financial Measures

    We believe that investors' understanding of the Company's performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

    Organic revenue growth

    Organic revenue growth excludes the impact of foreign currency translation, acquisitions and disposals and market remuneration from reported revenues. We use organic revenue growth as a measure of business growth generated by operations that were part of the Company at the end of the period.

    Adjusted operating income and adjusted net income

    Our results have been significantly impacted by the gain on disposal of our London headquarters, severance costs, net gains/losses on disposal of operations, 2006 expenditure on strategic initiatives, 2005 charges for regulatory settlements and related expenses, and other provisions in 2005. We believe that excluding these items from operating income and net income as applicable, along with the GAAP measures, provides a more complete and consistent comparative analysis of our results of operations.

    2. Accounting and reporting changes

    We made a number of changes to our accounting and reporting in first quarter 2006. In particular:

    Revenue analysis

    Following a change to our internal reporting structure, North America Global Markets and International Global Markets revenues, which were previously reported within our Global division, are now reported in the North America and International divisions, respectively. In addition, we refined our method of allocating revenues between the Global and North America divisions. We have adjusted our 2005 revenue analysis to be consistent with the 2006 internal reporting structure.

    FAS 123R, Share-Based Payment

    Effective January 1, 2006, we adopted FAS 123R using the modified-retrospective transition method. Our 2005 comparative data has therefore been adjusted to recognize the compensation cost previously reported in the footnote disclosure to our financial statements.

    The retrospective application of FAS 123R has also impacted the diluted share count in prior periods as proceeds under the treasury stock method have been adjusted with a consequent impact on diluted share count. Proceeds were adjusted to include the future potential tax consequences that will arise when the options are exercised and the average unrecognized compensation cost outstanding during the period.

    Pensions: market-related value

    FAS 87, Employers' Accounting for Pensions, requires the expected return on plan assets to be determined based on the expected long-term rate of return on plan assets and the market-related value of plan assets. The market-related value of plan assets may either be a fair value or a calculated value that recognizes changes in a systematic and rational manner over not more than five years.

    Up to December 31, 2005, the market-related value of our UK pension plan assets was determined using a calculated value that recognized asset gains or losses over five years. With effect from January 1, 2006, the market-related value of UK pension plan assets has been determined on a fair value basis. We believe that

                  WILLIS GROUP HOLDINGS LIMITED
                SUPPLEMENTAL FINANCIAL INFORMATION
                   (in millions) (unaudited)

    2. Accounting and reporting changes (continued)

    Pensions: market-related value (continued)

    fair value is a preferable measure of determining the market-related value of plan assets as it more fairly reflects the actual value of pension plan assets as of the balance sheet date. In addition, it brings the methodology used for calculating the market-related value of our UK plan assets into line with the fair value methodology already used to value our US plan assets.

    We have adjusted our 2005 comparative data to reflect the change in method of determining the market-related value of plan assets.

    Pensions: return on assets

    After reviewing the long-term rate of return on our UK plan assets, effective January 1, 2006, we increased the expected long-term rate to 7.75 percent from 7.25 percent.

    3. Revenue analysis

    Organic revenue growth

    Organic revenue growth is defined as revenue growth excluding the impact of foreign currency translation, acquisitions and disposals and market remuneration. The percentage change in reported revenues is the most directly comparable GAAP measure, and the following table reconciles this change to organic revenue growth by business unit for the three months ended December 31, 2006:

                                                  Three months ended
                                                     December 31,
                                                ----------------------
                                                                  %
                                                 2006  2005(1) Change
                                                ------ ------- -------
Global                                            223     197      13%
North America                                     214     207       3%
International                                     161     140      15%
                                                ------ ------- -------
Commissions and fees                              598     544      10%

Investment Income                                  23      18      28%
                                                ------ ------- -------

Total revenues                                    621     562      10%
                                                ====== ======= =======

                                   Change attributable to
                       -----------------------------------------------
                         Foreign    Acquisitions    Market    Organic
                         currency       and      remuneration  revenue
                        translation   disposals                growth
                       ------------ ------------ ------------ --------
Global                           6%         (1)%         (1)%       9%
North America                    0%         (1)%           0%       4%
International                    3%           3%           0%       9%
                       ------------ ------------ ------------ --------
Commissions and fees             4%           0%         (1)%       7%

Investment Income                6%           2%           0%      20%
                       ------------ ------------ ------------ --------

Total revenues                   3%           0%         (1)%       8%
                       ============ ============ ============ ========

(1) As described in Note 2, our prior period revenue analysis has been adjusted to reflect our 2006 internal reporting structure.

                    WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                      (in millions) (unaudited)

    3. Revenue analysis (continued)

    The following table reconciles the percentage change in reported revenues to organic revenue growth by business unit for the year ended December 31, 2006:

                                                     Year ended
                                                    December 31,
                                              ------------------------
                                                                 %
                                                2006  2005(1) Change
                                              ------- ------- -------
Global                                         1,010     961       5%
North America                                    775     722       7%
International                                    556     511       9%
                                              ------- ------- -------
Commissions and fees                           2,341   2,194       7%

Investment Income                                 87      73      19%
                                              ------- ------- -------

Total revenues                                 2,428   2,267       7%
                                              ======= ======= =======

                                    Change attributable to
                        ----------------------------------------------
                         Foreign    Acquisitions              Organic
                         currency       and         Market     revenue
                        translation   disposals  remuneration  growth
                       ------------ ------------ ------------ --------
Global                           1%         (2)%         (2)%       8%
North America                    0%           0%           0%       7%
International                  (1)%           3%         (1)%       8%
                       ------------ ------------ ------------ --------
Commissions and fees             0%           0%         (1)%       8%

Investment Income              (2)%           0%           0%      21%
                       ------------ ------------ ------------ --------

Total revenues                   0%           0%         (1)%       8%
                       ============ ============ ============ ========

(1) As described in Note 2, our prior period revenue analysis has been adjusted to reflect our 2006 internal reporting structure.

    4. Shaping Our Future Initiative Expenses

    The Company incurred expenses totaling USD 101 million (USD 71 million or USD 0.45 per diluted share after tax) in second half 2006 in connection with the launch of Shaping Our Future initiatives for profitable growth, as analyzed in the following tables:

                                                      Pre-tax
                                             -------------------------
                                             Three months ended
                                             ------------------
                                             September December Second
                                                30,       31,    half
                                               2006      2006    2006
                                             ------------------ ------
Salaries and benefits, including severance
 costs of 25, 10, 35                               43       13     56
Other operating expenses                           32        4     36
Amortization of intangible assets                   2        -      2
Net loss on disposals of operations                 7        -      7
                                             --------- -------- ------
                                                   84       17    101
                                             ========= ======== ======

                    WILLIS GROUP HOLDINGS LIMITED
                   SUPPLEMENTAL FINANCIAL INFORMATION
                      (in millions) (unaudited)

    4. Shaping Our Future Initiative Expenses (continued)

    Schedule of Shaping Our Future Expenses by Initiative

                                                           Second half
                                                                  2006
                                                               Pre-tax
                                                          ------------
Initiative
International efficiency review                                    28
Data center consolidation and Willis Client Service
 Platform                                                          10
Real estate rationalization                                         9
Reinsurance initiative                                             10
Remodeling London platform                                         13
Small commercial account initiative (United Kingdom)                8
US costs review                                                     2
Other, including business closure costs                            21
                                                          ------------
                                                                  101
                                                          ============

    The current estimated annualized benefit of these initiatives is approximately USD 65 million pre tax by 2009, a USD 5 million increase over the previous estimate, the majority of which will be direct cost savings. These initiatives have created efficiencies that led to the identification and elimination of nearly 500 positions - up from the 400 positions previously announced in the third quarter. Net of the incremental costs of the new buildings in London and New York, the annualized net benefit is anticipated to be approximately USD 20 million in 2007, USD 30 million by 2008 and USD 45 million by 2009. The Company expects these benefits to contribute significantly to its 2010 financial targets.

    5. Adjusted operating income

    Adjusted operating income is defined as operating income excluding the gain on disposal of our London headquarters, severance costs, net gain/loss on disposal of operations, other 2006 expenditure on strategic initiatives, 2005 charges for regulatory settlements and related expenses, and other provisions in 2005. Operating income is the most directly comparable GAAP measure, and the following tables reconcile adjusted operating income to operating income for the three months and year ended December 31, 2006 and 2005:

                                               Three months ended
                                                   December 31,
                                            --------------------------
                                                       2005
                                                        As
                                                      adjusted     %
                                               2006  (Note 2)  Change
                                            -------- --------- -------
Operating Income, GAAP basis                    132        99      33%
Excluding:
  Gain on sale and leaseback of London
   headquarters (a)                              (3)        -
  London headquarters leaseback costs (a)         3         -
  Severance costs (b)                            10         -
  Other strategic initiative expenditure (c)      7         -
  Net gain on disposal of operations (d)         (3)        -

                                            -------- ---------
Adjusted Operating Income                       146        99      47%
                                            ======== =========
Operating Margin, GAAP basis, or Operating
 Income as a percentage of Total Revenues      21.3%     17.6%
                                            ======== =========
Adjusted Operating Margin, GAAP basis, or
 Adjusted Operating Income as a percentage
 of Total Revenues                             23.5%     17.6%
                                            ======== =========

                       WILLIS GROUP HOLDINGS LIMITED
                     SUPPLEMENTAL FINANCIAL INFORMATION
                         (in millions) (unaudited)

    5. Adjusted operating income (continued)

                                              Year ended December 31,
                                              ------------------------
                                                       2005
                                                        As
                                                      adjusted   %
                                               2006  (Note 2)  Change
                                              ------ --------- -------
Operating Income, GAAP basis                    552       451      22%
Excluding:
  Gain on sale and leaseback of London
   headquarters (a)                            (102)        -
  London headquarters leaseback costs (a)         3         -
  Severance costs (b)                            35        28
  Other strategic initiative expenditure (c)     59         -
  Net loss/(gain) on disposal of operations
   (d)                                            4       (78)
  Regulatory settlements (e)                      -        51
  Costs related to regulatory settlements (e)     -         9
  Other provision (f)                             -        20

                                              ------ ---------
Adjusted Operating Income                       551       481      15%
                                              ====== =========
Operating Margin, GAAP basis, or Operating
 Income as a percentage of Total Revenues      22.7%     19.9%
                                              ====== =========
Adjusted Operating Margin, GAAP basis, or
 Adjusted Operating Income as a percentage of
 Total Revenues                                22.7%     21.2%
                                              ====== =========

    a) We completed the sale of our London headquarters building, Ten Trinity Square, in third quarter 2006. The building has been leased back until the Company moves into its new headquarters in early 2008. The total pre-tax gain on disposal was USD 121 million, of which USD 99 million was recognized in the third quarter and USD 22 million (equivalent to the net present value of the leaseback rentals) was deferred and is being recognized over the life of the lease.

    b) 2006 severance costs relate to nearly 500 positions identified or eliminated in the second half 2006 as part of our Shaping Our Future strategic initiatives. 2005 severance costs relate to the headcount reduction program announced in first quarter 2005 which eliminated approximately 500 positions. Severance costs also arise in the normal course of business and these charges amounted to USD 1 million in the fourth quarter 2006 (USD nil million in 2005) and USD 6 million for the year ended December 31, 2006 (USD 2 million in 2005).

    c) In addition to severance costs and a net loss on disposal of operations, we incurred significant additional expenditure in 2006 to launch our strategic initiatives, including professional fees, lease termination costs and vacant space provisions.

    d) The 2005 net gain on disposal of operations was primarily attributable to a USD 79 million gain arising on the sale of the Company's US wholesale unit Stewart Smith on April 14, 2005.

    e) Comprises USD 51 million to establish the reimbursement funds agreed with the New York and Minnesota Attorneys General and New York Department of Insurance in April 2005 and USD 9 million of related legal and administrative expenses.

    f) Based on the quarterly review of legal proceedings at March 31, 2005, the Company increased its provision for claims by an additional USD 20 million.

                       WILLIS GROUP HOLDINGS LIMITED
                     SUPPLEMENTAL FINANCIAL INFORMATION
                    (in millions, except per share data)
                                (unaudited)

    6. Adjusted net income

    Adjusted net income is defined as net income excluding the gain on disposal of our London headquarters, severance costs, net gain/loss on disposal of operations, other 2006 expenditure on strategic initiatives, 2005 charges for regulatory settlements and related expenses, and other provisions in 2005. Net income is the most directly comparable GAAP measure, and the following tables reconcile adjusted net income to net income for the three months and year ended December 31, 2006 and 2005:

                        Three months ended       Per diluted share
                           December 31,          Three months ended
                                                    December 31,
                      ----------------------- ------------------------
                               2005                     2005
                                As                       As
                             Adjusted    %            adjusted    %
                       2006  (Note 2) Change    2006  (Note 2) Change
                      ------ -------- ------- ------- -------- -------
Net income, GAAP
 basis                  148       55     169%   0.94     0.35     169%

Excluding:
  Gain on sale and
   leaseback of
   London
   headquarters, net
   of tax (nil) (a)      (3)       -           (0.02)       -
  London headquarters
   leaseback costs,
   net of tax (1) (a)     2        -            0.01        -
  Severance costs,
   net of tax (3) (b)     7        -            0.05        -
  Other strategic
   initiative
   expenditure, net
   of tax (2) (c)         5        -            0.03        -
  Net gain on
   disposal of
   operations, net of
   tax ((1)) (d)         (2)       -           (0.01)       -

                      ------ --------         ------- --------
Adjusted net income     157       55     185%   1.00     0.35     186%
                      ====== ========         ======= ========
Diluted shares
 outstanding, GAAP
Basis                   157      159
                      ====== ========

                       WILLIS GROUP HOLDINGS LIMITED
                    SUPPLEMENTAL FINANCIAL INFORMATION
                   (in millions, except per share data)
                               (unaudited)

    6. Adjusted net income (continued)

                            Year ended           Per diluted share
                           December 31,              Year ended
                                                    December 31,
                      ----------------------- ------------------------
                               2005                     2005
                                As                       As
                             Adjusted    %            adjusted    %
                       2006  (Note 2) Change    2006  (Note 2) Change
                      ------ -------- ------- ------- -------- -------
Net income, GAAP basis  449      281      60%   2.84     1.72      65%

Excluding:
  Gain on sale and
   leaseback of London
   headquarters, net
   of tax ((8)) (a)     (94)       -           (0.59)       -
  London headquarters
   leaseback costs,
   net of tax (1) (a)     2        -            0.01        -
  Severance costs, net
   of tax
(10, 9) (b)              25       19            0.16     0.12
  Other strategic
   initiative
   expenditure, net of
   tax (18) (c)          41        -            0.26        -
  Net loss/(gain) on
   disposal of
   operations, net of
   tax (1, (37)) (d)      3      (41)           0.02    (0.25)
  Regulatory
   settlements, net of
   tax (20) (e)           -       31               -     0.19
  Costs related to
   regulatory
   settlements, net of
   tax (4) (e)            -        5               -     0.03
  Other provision, net
   of tax (6) (f)         -       14               -     0.09

                      ------ --------         ------- --------
Adjusted net income     426      309      38%   2.70     1.90      42%
                      ------ --------         ------- --------
Diluted shares
 outstanding, GAAP
Basis                   158      163
                      ====== ========

    a) We completed the sale of our London headquarters building, Ten Trinity Square, in third quarter 2006. The building has been leased back until the Company moves into its new headquarters in early 2008. The total pre-tax gain on disposal was USD 121 million, of which USD 99 million was recognized in the third quarter and USD 22 million (equivalent to the net present value of the leaseback rentals) was deferred and is being recognized over the life of the lease.

    b) 2006 severance costs relate to nearly 500 positions identified or eliminated in second half 2006 as part of our Shaping Our Future strategic initiatives. 2005 severance costs relate to the headcount reduction program announced in first quarter 2005 which eliminated approximately 500 positions. Severance costs also arise in the normal course of business and these charges amounted to USD 1 million in the fourth quarter, 2006 (USD nil million in 2005) and USD 6 million for the year ended December 31, 2006 (USD 2 million in 2005).

    c) In addition to severance costs and a net loss on disposal of operations, we incurred significant additional expenditure in 2006 to launch our strategic expenditure, including professional fees, lease termination costs and vacant space provisions.

    d) The 2005 net gain on disposal of operations was primarily attributable to a USD 42 million gain net of tax arising on the sale of the Company's US wholesale unit Stewart Smith on April 14, 2005.

    e) Comprises USD 31 million net of tax to establish the reimbursement funds agreed with the New York and Minnesota Attorneys General and New York Department of Insurance in April 2005 and USD 5 million net of tax of related legal and administrative expenses.

    f) Based on the quarterly review of legal proceedings at March 31, 2005, the Company increased its provision for claims by an additional USD 14 million net of tax.

      WILLIS GROUP HOLDINGS LIMITED, NON-GAAP FINANCIAL SUPPLEMENT
            (in millions, except per share data) (unaudited)

                                                  2005
                                   -----------------------------------
                                     Q1     Q2     Q3     Q4     FY
                                   ------ ------ ------ ------ -------
Revenues (1)
   Global                            326    238    200    197     961
   North America                     162    180    173    207     722
   International                     163    112     96    140     511
                                   ------ ------ ------ ------ -------
Commissions and fees                 651    530    469    544   2,194
Investment income                     18     19     18     18      73
                                   ------ ------ ------ ------ -------
   Total Revenues                    669    549    487    562   2,267
                                   ------ ------ ------ ------ -------
Expenses
   Salaries and benefits as
    previously reported/computed     386    309    313    348   1,356
   Adoption of FAS 123R (2)            4      5      4      5      18
   Pensions: market-related value
    methodology (2)                    3      2      2      3      10
                                   ------ ------ ------ ------ -------
Salaries and benefits as
 adjusted/reported                   393    316    319    356   1,384
Other operating expenses             125     98     89     93     405
Regulatory settlements                51      -      -      -      51
Depreciation expense and
 amortization of intangible assets    13     14     13     14      54
Gain on disposal of London
 headquarters                          -      -      -      -       -
Net (gain)/loss on disposal of
 operations                            -    (78)     -      -     (78)
                                   ------ ------ ------ ------ -------
   Total Expenses                    582    350    421    463   1,816
                                   ------ ------ ------ ------ -------
Operating Income                      87    199     66     99     451
Operating Income margin             13.0%  36.2%  13.6%  17.6%   19.9%
Interest expense, net                  6      6      9      9      30
                                   ------ ------ ------ ------ -------
Income before Income Taxes,
 Interest in (Losses)/ Earnings of
 Associates and Minority Interest     81    193     57     90     421
   Income taxes as previously
    reported/computed                 26     77     18     31     152
   Adoption of FAS 123R               (1)    (2)    (1)    (2)     (6)
   Pensions: market-related value
    methodology                       (1)     -     (1)    (1)     (3)
                                   ------ ------ ------ ------ -------
Income taxes as adjusted/reported     24     75     16     28     143
                                   ------ ------ ------ ------ -------
                                                                  133
Income before Interest in (Losses)/
 Earnings of Associates and
 Minority Interest                    57    118     41     62     278
Interest in (losses)/earnings of
 associates, net of tax               14     (2)     5     (3)     14
Minority interest, net of tax         (4)    (2)    (1)    (4)    (11)
                                   ------ ------ ------ ------ -------
Net Income                            67    114     45     55     281
                                   ====== ====== ====== ====== =======
Earnings per Share
- Diluted (3)                       0.41   0.70   0.28   0.35    1.72
                                   ====== ====== ====== ====== =======
Average Number of Shares
 Outstanding
 - Basic                             163    163    160    157     161
   Diluted as previously reported    168    166    163    160     164
   Adoption of FAS 123R (3)           (3)    (2)    (1)    (1)     (1)
                                   ------ ------ ------ ------ -------
- Diluted as adjusted/ reported      165    164    162    159     163
                                   ====== ====== ====== ====== =======

                                                  2006
                                   -----------------------------------
                                     Q1     Q2     Q3     Q4     FY
                                   ------ ------ ------ ------ -------
Revenues (1)
   Global                            308    255    224    223   1,010
   North America                     181    195    185    214     775
   International                     163    122    110    161     556
                                   ------ ------ ------ ------ -------
Commissions and fees                 652    572    519    598   2,341
Investment income                     19     21     24     23      87
                                   ------ ------ ------ ------ -------
   Total Revenues                    671    593    543    621   2,428
                                   ------ ------ ------ ------ -------
Expenses
   Salaries and benefits as
    previously reported/computed     351    352    382    377   1,462
   Adoption of FAS 123R (2)            3      5      7      3      18
   Pensions: market-related value
    methodology (2)                   (6)    (6)    (6)    (5)    (23)
                                   ------ ------ ------ ------ -------
Salaries and benefits as
 adjusted/reported                   348    351    383    375   1,457
Other operating expenses             105    108    138    103     454
Regulatory settlements                 -      -      -      -       -
Depreciation expense and
 amortization of intangible assets    14     15     17     17      63
Gain on disposal of London
 headquarters                          -      -    (99)    (3)   (102)
Net (gain)/loss on disposal of
 operations                            -      -      7     (3)      4
                                   ------ ------ ------ ------ -------
   Total Expenses                    467    474    446    489   1,876
                                   ------ ------ ------ ------ -------
Operating Income                     204    119     97    132     552
Operating Income margin             30.4%  20.1%  17.9%  21.3%   22.7%
Interest expense, net                  9      9      9     11      38
                                   ------ ------ ------ ------ -------
Income before Income Taxes,
 Interest in (Losses)/ Earnings of
 Associates and Minority Interest    195    110     88    121     514
   Income taxes as previously
    reported/computed                 61     36      3    (39)     61
   Adoption of FAS 123R               (1)    (2)    (2)    (1)     (6)
   Pensions: market-related value
    methodology                        2      2      2      2       8
                                   ------ ------ ------ ------ -------
Income taxes as adjusted/reported     62     36      3    (38)     63
                                   ------ ------ ------ ------ -------
                                                     2
Income before Interest in
 (Losses)/ Earnings of Associates
 and Minority Interest               133     74     85    159     451
Interest in (losses)/earnings of
 associates, net of tax               14      -      6     (4)     16
Minority interest, net of tax         (7)    (2)    (2)    (7)    (18)
                                   ------ ------ ------ ------ -------
Net Income                           140     72     89    148     449
                                   ====== ====== ====== ====== =======
Earnings per Share
- Diluted (3)                       0.88   0.45   0.56   0.94    2.84
                                   ====== ====== ====== ====== =======
Average Number of Shares
 Outstanding
 - Basic                             157    157    157    155     157
   Diluted as previously reported    159    159    159    157     158
   Adoption of FAS 123R (3)            -      -      -      -       -
                                   ------ ------ ------ ------ -------
- Diluted as adjusted/ reported      159    159    159    157     158
                                   ====== ====== ====== ====== =======

(1) As described in Note 2, our prior period revenue analysis has been adjusted to reflect our 2006 internal reporting structure.
(2) Details of the accounting and reporting changes are described in
 Note 2.
(3) The impact on diluted share count from the retrospective application of FAS 123R is described in Note 2.


    CONTACT: Willis Group Holdings Limited
             Investors:
             Kerry K. Calaiaro, +1 212-837-0880
             kerry.calaiaro@willis.com
             Or
             Media:
             Dan Prince, +1 212-837-0806
             daniel.prince@willis.com